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                                                                   EXHIBIT 10.16

Post IPO                                                                1 of 2
                             STOCK OPTION AGREEMENT

AGREEMENT made on ______________, by and between IDT Corporation, a Delaware
corporation (the "Company") and                            (the "Employee").

WHEREAS, the Company has adopted the IDT Corporation 1996 Stock Option and Incentive Plan ( the "Plan"); and

WHEREAS, the Company desires to grant to the Employee options under the Plan to
acquire an aggregate of          shares of common stock of the Company, par
value $.01 per share (the "Stock"), on the terms set forth herein and in the Plan.

NOW, THEREFORE,  the parties hereby agree as follows:

1.   Definitions.  Capitalized terms not otherwise defined herein shall have the
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meanings set forth in the Plan.

2.  Grant of Options.  The Employee is hereby granted Incentive Stock Options or
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Nonqualified Stock Options  (the "Options") to purchase an aggregate of shares of Stock, pursuant to the terms of this Agreement and the provisions of the Plan.

3.  Term.  The term  of the Options (the "Option Term") shall be for ten (10)
    ----
years from the date of this Agreement.

4.  Option Price.  The initial exercise price per share of the Options shall be
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$10.00, subject to adjustment as provided in the Plan.

5.  Conditions to Exercisability.  The Options shall become vested and
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exercisable with respect to an incremental twenty percent (20%) of the shares subject thereto on each of the first through fifth anniversaries of the date of the Agreement if the Employee continues to be employed by the Company or any of its subsidiaries on such dates. The terms and conditions set forth in the Plan, including, without limitation, the provisions relating to the termination of the Employee's employment with the Company, are hereby incorporated by reference in this Agreement.

6.  Entire Agreement.  This Agreement and the Plan contain all of the
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understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth therein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

7.  Amendment of Modification, Waiver.  No provision of this Agreement may be
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amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

8.  Notices.  Each notice relating to this Agreement shall be in writing and
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delivered in person or by certified mail to the proper address.  All notices to the Company shall be addressed to it at:
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                                                                        2 of 2
       IDT Corporation
       294 State Street
       Hackensack, NJ  07601
       Attention: Options Administrator

       with a copy to:
       Jeffrey S. Marcus
       Morrison & Foerster
       1290 Avenue of the Americas
       New York, NY  10104

All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:
        __________________________
        __________________________
        __________________________

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to the effect.

9.   Severability.  If any  provision of this Agreement or the application of
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any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

10.  Governing Law.  This Agreement shall be construed and governed in
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accordance with the laws of the state of Delaware, without regard to the conflicts of law principles.

11.  Headings.  All descriptive headings of sections and paragraphs in this
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Agreement are intended solely for convenience, and no provision of this
Agreement is to be construed by reference to the heading of any section or paragraph.

12.  Construction.  This Agreement is made under and subject to the provisions
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of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Agreement shall govern. By signing this Agreement, the Employee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

13.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

                                                IDT CORPORATION

                                                By:__________________________
                                                   Stephen Brown
                                                   Chief Financial Officer


                                                Executive: ____________________